UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-12

QUANTA SERVICES, INC.
(Name of Registrant as Specified in its Charter)

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QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2012

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 17, 2012 at 9:00 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1. Election of eleven directors nominated by our Board of Directors;

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012;

3. Approving, by non-binding advisory vote, Quanta’s executive compensation; and

4. Acting upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 19, 2012 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 10, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012

The Notice, Proxy Statement and 2011 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares by signing and dating the enclosed proxy card and returning it in the accompanying envelope or you may vote via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card if that option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker, bank or nominee and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares. If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, bank or nominee, you will be asked to present a copy of your brokerage statement showing your stock ownership as of March 19, 2012.

QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2012

We are distributing this Proxy Statement, the form of proxy and our 2011 Annual Report beginning on or about April 10, 2012.

ABOUT THE MEETING

What is the purpose of the meeting?

The meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of eleven directors nominated by our Board of Directors (the “Board”);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012; and

•	approval, by non-binding advisory vote, of Quanta’s executive compensation.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2012; and

•	FOR the advisory resolution approving Quanta’s executive compensation.

Who is entitled to vote at the meeting?

Only holders of record of (A) our Common Stock, par value $0.00001 per share, and (B) our Series F Preferred Stock, par value $0.00001 per share, respectively, at the close of business on March 19, 2012, the record date for the meeting, are entitled to notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any adjournments or postponements of the meeting unless a new record date is then set.

As of March 19, 2012, 207,255,983 shares of our Common Stock and one share of our Series F Preferred Stock, respectively, were outstanding and entitled to vote.

What are the voting rights of the holders of Common Stock and Series F Preferred Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The share of Series F Preferred Stock is entitled to a number of votes equal to the number of outstanding Class A non-voting exchangeable common shares of our wholly-owned subsidiary, Valard Construction Ltd., a British Columbia company and successor to Quanta Services EC Canada Ltd., on each matter on which it may vote. Valard Construction Ltd. had 3,909,110 Class A non-voting exchangeable common shares outstanding on March 19, 2012.

Holders of Common Stock and Series F Preferred Stock vote together as a single class on all matters. The required vote to approve each item to be voted on at the meeting is described below.

Who can attend the meeting?

All stockholders of record as of March 19, 2012, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. To obtain directions to the meeting, please contact our Corporate Secretary at 713-629-7600.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The holders of shares representing both (i) a majority of the aggregate outstanding shares and (ii) a majority of the aggregate voting power of Common Stock and Series F Preferred Stock entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the annual meeting.

As of March 19, 2012, 207,255,983 shares of our Common Stock with aggregate voting power of 207,255,983 votes, and one share of our Series F Preferred Stock with aggregate voting power of 3,909,110 votes, respectively, were outstanding and entitled to vote. Properly executed proxies received but marked as abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the meeting.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available on our website at www.quantaservices.com.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal.

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the meeting will be decided by the affirmative vote of a majority of the voting power of the shares of Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on the matter.

How do I vote?

You may vote your shares in any of the following manners:

•	by signing and dating the enclosed proxy card and returning it in the accompanying envelope;

•	on the Internet, at the website www.proxyvote.com, by following the instructions included with your proxy card (not available to the holder of Series F Preferred Stock);

•	by telephone, following the instructions included with your proxy card (not available to the holder of Series F Preferred Stock); or

•	by written ballot at the meeting.

If you are a stockholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and in “street name”?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record stockholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by or on behalf of your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the annual meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the vote of your shares.

What are broker non-votes?

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the meeting?

Each of the election of directors and the advisory vote on executive compensation is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote on executive compensation to be voted on at the meeting. In prior years, if you held your shares in street name, and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. However, recent NYSE rule changes have eliminated the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors or any other non-routine matter, no votes will be cast on your behalf on such matters. Therefore, your broker, bank or other nominee will not have discretion to vote your shares on the election of directors or the advisory vote on executive compensation if you do not instruct your broker, bank or other nominee how to vote on these proposals, as these are not “routine” matters under NYSE rules. Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Can I change my vote?

Yes. You may revoke your proxy at any time before the voting polls are closed at the annual meeting, by the following methods:

•	by signing, dating and delivering to the Corporate Secretary of Quanta a proxy with a later date or a written revocation of your prior proxy;

•	by voting at a later time on the website www.proxyvote.com, following the instructions included with your proxy card (not available to the holder of Series F Preferred Stock);

•	by voting at a later time by telephone, following the instructions included with your proxy card (not available to the holder of Series F Preferred Stock); or

•	by voting in person at the annual meeting by written ballot.

The powers of the proxy holders will be revoked with respect to your shares if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name,” you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card.  We encourage you to vote each proxy card that you receive.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the Securities and Exchange Commission (the “SEC”).

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 19, 2012, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock or Series F Preferred Stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)
T. Rowe Price Associates, Inc.	Common Stock	20,949,519	(2)	10.1%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc.	Common Stock	14,564,460	(3)	7.0%
40 East 52nd Street
New York, New York 10022

The Vanguard Group Inc.	Common Stock	10,878,942	(4)	5.2%
100 Vanguard Blvd.
Malvern, PA 19355

Victor Budzinski, Trustee	Series F	1	(5)	100.0%
708 Hollingsworth Green	Preferred Stock
Edmonton, Alberta T6R 3G6

(1)	The percent of class beneficially owned is calculated based on 207,255,983 shares of our Common Stock, with aggregate voting power of an equal number of votes, and (B) one share of our Series F Preferred Stock, with aggregate voting power of 3,909,110 votes, respectively, issued and outstanding as of March 19, 2012. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following March 19, 2012, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of common stock that he or she owns. Those shares are not included in the computations for any other person.

(2)	Based on Schedule 13G/A (Amendment No. 5) filed on February 13, 2012 by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 4,977,073 of such shares and sole dispositive power over all such shares. The Schedule 13G/A (Amendment No. 5) further indicates that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on Schedule 13G/A (Amendment No. 2) filed on February 10, 2012 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting and dispositive power over all such shares.

(4)	Based on Schedule 13G/A (Amendment No. 1) filed on February 10, 2012 by The Vanguard Group Inc., an investment adviser, which has sole voting power and shared dispositive power over 292,065 of such shares and sole dispositive power over 10,586,877 of such shares.

(5)	As of March 19, 2012, the one issued and outstanding share of our Series F Preferred Stock had voting rights equivalent to 3,909,110 shares, or 1.9%, of our Common Stock.

Security Ownership of Management

The following table sets forth, as of March 19, 2012, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the Summary Compensation Table (the “NEOs”) and (iii) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned
Name	Number		Percent of Class(1)
John R. Colson	1,391,876	(2)	*
Vincent D. Foster	258,862	(3)	*
James H. Haddox	254,434		*
Earl C. Austin Jr.	119,708		*
Derrick A. Jensen	116,695		*
James F. O’Neil III	110,138		*
Kenneth W. Trawick	93,329		*
Louis C. Golm	81,631	(4)	*
James R. Ball	77,305	(5)	*
Bruce Ranck	65,592		*
Bernard Fried	50,204		*
Pat Wood, III	26,438		*
Ralph R. DiSibio	23,068		*
J. Michal Conaway	22,127		*
Worthing F. Jackman	20,517		*
All directors and executive officers as a group (19 persons)	2,824,517	(6)	1.4%

*	Percentage of shares does not exceed 1%.

(1)	The percent of class beneficially owned is calculated based on (A) 207,255,983 shares of our Common Stock, with aggregate voting power of an equal number of votes, issued and outstanding as of March 19, 2012. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following March 19, 2012, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of common stock that he or she owns. Those shares are not included in the computations for any other person.

(2)	Includes 804,142 shares pledged as collateral.

(3)	Includes 7,500 shares of Common Stock that may be acquired by Mr. Foster upon the exercise of stock options.

(4)	Includes 10,000 shares of Common Stock that may be acquired by Mr. Golm upon the exercise of stock options.

(5)	Includes 7,500 shares of Common Stock that may be acquired by Mr. Ball upon the exercise of stock options.

(6)	Includes 25,000 shares of Common Stock that may be acquired upon the exercise of stock options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of eleven directors, whose current terms of office all expire at the 2012 annual meeting. The Board proposes that the following eleven nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The director nominees standing for election are:

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	69	Director	1998
John R. Colson	64	Executive Chairman and Director	1998
J. Michal Conaway	63	Director	2007
Ralph R. DiSibio	70	Director	2006
Vincent D. Foster	55	Director	1998
Bernard Fried	55	Director	2004
Louis C. Golm	70	Director	2002
Worthing F. Jackman	47	Director	2005
James F. O’Neil III	53	President, Chief Executive Officer and Director	2011
Bruce Ranck	63	Director	2005
Pat Wood, III	49	Director	2006

James R. Ball has been a member of the Board of Directors since 1998 and is a private investor. He previously served in various management positions with Vista Chemical Company for over twenty-five years, most recently as Chief Executive Officer and President from 1992 until his retirement in 1995. He also previously served as a director of Kraton Polymers, LLC from 2004 to 2008, ABS Group Inc. from 2003 to 2005, The Carbide/Graphite Group, Inc. from 1994 to 2002, and Rexene Corporation from 1996 to 1997. Mr. Ball holds a Bachelor of Science in Mathematics degree and a Master of Science in Management degree. The Board believes Mr. Ball’s qualifications to serve on the Board include his over twenty-five years of management experience, including three years as a chief executive officer, his years of service on boards of other public companies, and his extensive experience with corporate governance, financial analysis, business strategy and management.

John R. Colson has been a member of the Board of Directors since 1998 and has served as Executive Chairman of the Board of Directors since May 2011. Mr. Colson previously served as our Chairman of the Board from 2002 to May 2011 and as our Chief Executive Officer from December 1997 to May 2011. He joined PAR Electrical Contractors, Inc. (PAR), an electrical specialty contractor and now a subsidiary of Quanta, in 1971 and served as its President from 1991 until December 1997. He served as a director of U.S. Concrete, Inc. from 1999 to 2006. He is currently a member of the National Electrical Contractors Association (NECA) and the Academy of Electrical Contracting, a director of the Missouri Valley Chapter of NECA, and a regent of the Electrical Contracting Foundation. The Board believes Mr. Colson’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, including his day-to-day leadership of Quanta as its Chief Executive Officer, his four decades of electric power industry experience, as well as his years of service as a director of other public companies.

J. Michal Conaway has been a member of the Board of Directors since August 2007. He has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002. Mr. Conaway has been providing consulting and advisory services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. Since 2008, Mr. Conaway has served as a director of GT Advanced Technologies, Inc., formerly known as GT Solar International, Inc. He previously served as a director of InfraSource Services, Inc. from February 2006 to August 2007 and Cherokee International Corporation from April 2008 to November 2008. Mr. Conaway holds an M.B.A. degree and is a Certified Public Accountant. The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters.

Ralph R. DiSibio has been a member of the Board of Directors since May 2006. He has been a senior consultant to Washington Group International, Inc., an integrated engineering, construction and management services provider, since April 2004. He served as President of Energy & Environment Business Unit, an engineering, construction and environmental services operating unit of Washington Group International, Inc., from November 2001 until April 2004, and Executive Vice President — Business Development of Washington Group Power, a power generation engineering, design and construction services operating unit of Washington Group International, Inc., from March 2001 until November 2001. Mr. DiSibio holds a Doctor of Education in Administration degree. The Board believes Mr. DiSibio’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, as well as his extensive operational and risk management experience in the power industry.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Chairman of the Board and Chief Executive Officer of Main Street Capital Corporation, a specialty investment company, since March 2007. He also has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a private investment firm, since 1997. Since 2005, Mr. Foster has served as a director of Team Industrial Services, Inc. Mr. Foster previously served as a director of U.S. Concrete, Inc. from 1999 to 2010 and Carriage Services, Inc. from 1999 to 2011. Mr. Foster holds a J.D. degree and is a Certified Public Accountant. The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.

Bernard Fried has been a member of the Board of Directors since March 2004. Since March 2011, he has served as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, and he has also been an independent consultant. He previously served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011. From November 2003 until May 2005, he served as an independent consultant to the financial and software services industries. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc., a financing and development subsidiary of Bechtel Group, Inc., from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree. The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, his years of service on boards of public and private companies, and his extensive executive-level experience in operations, finance and international business.

Louis C. Golm has been a member of the Board of Directors since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree. The Board believes Mr. Golm’s qualifications to serve on the Board include his numerous years of executive management experience, including as chief executive officer of a large telecommunications company, his years of service as a director of other public and private companies, his insight regarding accounting/finance, risk mitigation and strategic development, and his telecommunications industry expertise.

Worthing F. Jackman has been a member of the Board of Directors since May 2005. He has served as Executive Vice President — Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President — Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree. The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the chief financial officer of a public corporation and his investment banking experience, as well as his extensive financial and accounting expertise.

James F. O’Neil III has been a member of the Board of Directors and has served as our President and Chief Executive Officer since May 2011. He previously served as our President and Chief Operating Officer from October 2008 to May 2011, our Senior Vice President of Operations Integration and Audit from December 2002 to October 2008, and our Vice President of Operations Integration from August 1999 to December 2002. Mr. O’Neil holds a Bachelor of Science in Civil Engineering degree. The Board believes Mr. O’Neil’s qualifications to serve on the Board include his significant contributions to Quanta in strategy, mergers and acquisitions and internal audit, his operational and safety leadership service with Quanta, including as its President and Chief Operating Officer, his technical expertise, and his extensive knowledge of the industries Quanta serves.

Bruce Ranck has been a member of the Board of Directors since May 2005. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck served as a director of Dynamex Inc. from 2002 until February 2011. The Board believes Mr. Ranck’s qualifications to serve on the Board include his executive management experience, including as chief executive officer of a large public corporation, his extensive acquisition integration experience, and his years of service on boards of other public and private companies.

Pat Wood, III has been a member of the Board of Directors since May 2006. He has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation since 2005 and as a director of First Wind Holdings Inc. since 2010. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree. The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Director Meetings

During the year ended December 31, 2011, the Board held nine meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all of our directors attended the annual meeting of stockholders.

Board Composition

As of the date of this Proxy Statement, the Board is composed of eleven directors.

Committees of the Board

Information regarding the Audit, Compensation and Governance and Nominating Committees of the Board are as follows:

Committee	Current Members	Number of Meetings During 2011	Duties of the Committee Include:

Audit Committee	Bernard Fried* James R. Ball J. Michal Conaway Worthing F. Jackman	Eight

•      Monitoring the quality and integrity of Quanta’s financial statements

•      Appointing and compensating the independent registered public accounting firm

•      Considering the independence and assessing the qualifications of the independent registered public accounting firm

•      Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Compensation Committee	Louis C. Golm* Ralph R. DiSibio Vincent D. Foster Bruce Ranck	Eight

•      Overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•      Reviewing and approving salaries, bonuses, equity-based awards and other compensation of all executive officers and other management of Quanta and its subsidiaries

•      Reviewing and approving executive officer employment agreements

*	Chairman

Committee	Current Members	Number of Meetings During 2011	Duties of the Committee Include:

Governance and Nominating Committee	Bruce Ranck* J. Michal Conaway Louis C. Golm Pat Wood, III	Six

•      Developing and recommending corporate governance principles applicable to the Board and Quanta

•      Establishing qualifications for membership on the Board and its committees

•      Making recommendations regarding persons to be nominated for election or re-election to the Board and appointment to its committees

•      Evaluating policies regarding the recruitment of directors

•      Making recommendations regarding persons to be elected as executive officers by the Board

*	Chairman

CORPORATE GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Board Independence

The Board has determined that Messrs. Ball, Conaway, DiSibio, Foster, Fried, Golm, Jackman, Ranck and Wood have no material relationship with Quanta (either directly or as a partner, shareholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Board Leadership Structure

The Board believes that Quanta’s Executive Chairman is best situated to serve as Chairman of the Board because, as an executive officer, he possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing Quanta and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes that an executive officer serving as Chairman of the Board promotes strategy development and execution and fosters decisive leadership, clear accountability and effective decision-making. The Board believes that it has in place sound counter-balancing measures to ensure that Quanta maintains high standards of corporate governance and proper independent oversight. For instance, the Board holds executive sessions of the independent directors at every regularly scheduled Board meeting and, with nine of the Board’s eleven directors deemed independent, maintains a percentage of independent directors serving on the Board that is substantially above the NYSE requirement that a majority of directors be independent.

Additionally, given that the Chairman of the Board is not independent under the categorical standards for director independence set forth in Quanta’s Corporate Governance Guidelines, the Board considers it useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, and perform such other duties and responsibilities as the Board may determine. Accordingly, the independent members of the Board appoint, by majority vote, one of the independent members of the Board to serve as Lead Independent Director for a term continuing through the next annual Board meeting. The duties of the Lead Independent Director include presiding over executive sessions or other meetings of the independent directors and consulting with the Chairman of the Board as to agenda items for Board and committee meetings. In May 2011, the independent directors appointed James R. Ball to serve as Lead Independent Director, to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, led by Quanta’s President and Chief Executive Officer, provides visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial, legal, regulatory, strategic and reputational risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and what constitutes an appropriate level of risk for Quanta as well as how such risks are managed. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. Specifically, the Audit Committee focuses on risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s risk management profile. Finally, Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure and also conducts an annual assessment of the risk management process and reports its findings to the Board.

Audit Committee

The Board has examined the composition of the Audit Committee and has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC regulations, NYSE rules governing audit committees and our Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Audit Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Audit Committee are described in “Committees of the Board” above. The Board has determined that Messrs. Conaway and Jackman are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee

The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Compensation Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Compensation Committee are described in “Committees of the Board” above. For additional information on the Compensation Committee, including a description of its processes and procedures for the consideration and determination of NEO compensation, please see “Compensation Discussion and Analysis — Compensation Committee” below.

Governance and Nominating Committee

The Board has determined that each of the members of the Governance and Nominating Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Governance and Nominating Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Governance and Nominating Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Governance and Nominating Committee are described in “Committees of the Board” above.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including any lead independent director or our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have diverse experience at policy-making levels that may include business, government, education, technology or non-profit organizations, as well as experience in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. The Governance and Nominating Committee also seeks directors representing a broad range of viewpoints and diverse backgrounds, including women and minorities that meet the above qualifications.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information — Stockholder Proposals and Nomination of Directors for the 2013 Annual Meeting” below. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, including screening candidates, conducting reference checks, preparing a biography of each candidate for the Governance and Nominating Committee to review and helping coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” above.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta’s management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Two of our directors, namely John R. Colson, Executive Chairman, and James F. O’Neil III, President and Chief Executive Officer, are employees of Quanta and thus receive no compensation for their services as directors of Quanta. The compensation received by Messrs. Colson and O’Neil as employees of Quanta is set forth in the 2011 Summary Compensation Table on page 38.

Pursuant to our director compensation policy, each non-employee director currently receives a fee for attendance at each meeting of the Board or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for attendance at a committee meeting by telephone.

Upon initial election to the Board at an annual meeting of stockholders, each such initially elected non-employee director receives an annual cash retainer payment of $50,000 and an annual award of shares of restricted stock having a value of $150,000. Upon initial appointment to the Board other than at an annual meeting of stockholders, for the period from the appointment through the end of the director service year during which the appointment is made, each such initially appointed non-employee director receives a pro rata portion of both (i) an annual cash retainer payment of $50,000 and (ii) an annual award of shares of restricted stock having a value of $150,000. At every annual meeting of stockholders at which a non-employee director is re-elected or remains a director, each such re-elected or remaining non-employee director receives an annual cash retainer payment of $50,000 and an annual award of shares of restricted stock having a value of $100,000.

In addition, at every annual meeting of the Board, the non-employee directors appointed to the following positions receive the supplemental annual cash retainers set forth below; provided, however, that any individual who serves as both Lead Independent Director and as a committee chairman receives only the supplemental annual cash retainer designated for the Lead Independent Director:

Lead Independent Director	$15,000
Chairman of the Audit Committee	$14,000
Chairman of the Compensation Committee	$10,000
Chairman of the Investment Committee	$10,000
Chairman of the Governance and Nominating Committee	$7,500

Unless the director’s service is interrupted, shares of restricted stock awarded to non-employee directors vest over three years in three equal annual installments. Any unvested shares of restricted stock will vest in full if the non-employee director is not nominated for or elected to a new term or resigns at our convenience, which shall be deemed to include any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s bylaws. If the non-employee director voluntarily resigns or is removed for cause prior to vesting, all unvested shares of restricted stock will be forfeited. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Currently, nine non-employee director nominees are standing for election at the annual meeting.

2011 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2011 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Ball	96,000	100,000	—	—	—	—	196,000
J. Michal Conaway	72,500	100,000	—	—	—	—	172,500
Ralph R. DiSibio	71,000	100,000	—	—	—	—	171,000
Vincent D. Foster	72,000	100,000	—	—	—	—	172,000
Bernard Fried	91,500	100,000	—	—	—	—	191,500
Louis C. Golm	86,500	100,000	—	—	—	—	186,500
Worthing F. Jackman	70,000	100,000	—	—	—	—	170,000
Bruce Ranck	89,500	100,000	—	—	—	—	189,500
Pat Wood, III	69,500	100,000	—	—	—	—	169,500

(1)	The amounts shown under “Stock Awards” reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of restricted stock granted during the fiscal year ended December 31, 2011, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to this determined value. As of December 31, 2011, each of the non-employee directors identified in the table above held 9,502 shares of outstanding and unvested restricted stock.

(2)	As of December 31, 2011, three of the non-employee directors identified in the table above had aggregate outstanding stock options, all of which were vested, as follows: Mr. Ball — options to purchase 7,500 shares; Mr. Foster — options to purchase 7,500 shares; and Mr. Golm — options to purchase 10,000 shares.

Compensation Committee Interlocks and Insider Participation

Until May 19, 2011, James R. Ball, Ralph R. DiSibio, Louis C. Golm and Bruce Ranck served as members of the Compensation Committee. Following May 19, 2011, Louis C. Golm, Ralph R. DiSibio, Vincent D. Foster and Bruce Ranck served as members of the Compensation Committee. None of these persons served as an employee or officer of Quanta or any of its subsidiaries during 2011, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction, except that Quanta employed David J. Ball, the son of James R. Ball, during 2011, as more particularly described in “Certain Transactions,” and Vincent D. Foster served as president of Quanta on an interim basis from December 1, 1997 to December 19, 1997. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta
John R. Colson	64	Executive Chairman and Director
James F. O’Neil III	53	President, Chief Executive Officer and Director
James H. Haddox	63	Chief Financial Officer
Kenneth W. Trawick	64	President — Telecommunications and Renewables Division
Earl C. Austin, Jr.	42	President — Electric Power Division and Natural Gas and Pipeline Division
Derrick A. Jensen	41	Senior Vice President – Finance and Administration and Chief Accounting Officer
Benadetto G. Bosco	54	Senior Vice President — Business Development and Outsourcing
Tana L. Pool	52	Vice President and General Counsel
Nicholas M. Grindstaff	49	Vice President — Finance and Treasurer
Darren B. Miller	52	Vice President — Information Technology and Administration

For a description of the business background of Messrs. Colson and O’Neil, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997. He previously served as our Secretary from December 1997 until March 1999 and as our Treasurer from December 1997 until September 1999. Mr. Haddox is a Certified Public Accountant.

Kenneth W. Trawick has served as our President of the Telecommunications and Renewables Division since June 2004. He previously served as President of Trawick Construction Company, Inc., a telecommunications specialty contractor and now a subsidiary of Quanta, from April 2003 until May 2004, and as a Vice President of Quanta from June 2001 until March 2003. Mr. Trawick joined Trawick Construction Company, Inc. in 1974 and served as its Executive Vice President from January 2000 until May 2001.

Earl C. Austin, Jr. has served as our President of the Electric Power Division and Natural Gas and Pipeline Division since May 2011. He previously served as President of the Natural Gas and Pipeline Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and now a subsidiary of Quanta, from 2001 until September 2009. He is currently a director of the Southwest Line Chapter of NECA. Mr. Austin holds a Bachelor of Arts in Business Management degree.

Derrick A. Jensen has served as our Senior Vice President — Finance and Administration and Chief Accounting Officer since March 2011. He previously served as our Vice President and Chief Accounting Officer from March 1999 to March 2011, and our Controller from December 1997 until March 2009. Mr. Jensen became a Certified Public Accountant in the State of Texas in 1997.

Benadetto G. Bosco has served as our Senior Vice President of Business Development and Outsourcing since May 2004. He previously served as our Senior Vice President of Outsourcing from April 2003 until April 2004 and as our Vice President of Outsourcing from July 2002 until April 2003. From 1997 until joining Quanta, he was Vice President of Network/National Sales for Exelon Infrastructure Services, Inc., a provider of transmission and distribution infrastructure services to electrical, gas, telecommunications and cable industries. Mr. Bosco holds an M.B.A. degree.

Tana L. Pool has served as our Vice President and General Counsel since January 2006. Ms. Pool served as Senior Counsel with the law firm of Akin Gump Strauss Hauer & Feld LLP from August 2004 until December 2005 and as Counsel with the law firm of King & Spalding LLP from May 2001 until July 2004. Ms. Pool holds a J.D. degree and is a Certified Public Accountant.

Nicholas M. Grindstaff has served as our Vice President — Finance since May 2011 and our Treasurer since October 1999. He previously served as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Darren B. Miller has served as our Vice President of Information Technology and Administration since October 2003. From 1996 until May 2003, Mr. Miller held various positions with Encompass Services Corporation, a provider of facilities systems and services to the construction, healthcare, commercial realty and technology industries, most recently serving as Senior Vice President and Chief Financial Officer. Encompass Services Corporation filed for Chapter 11 bankruptcy in November 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes Quanta’s executive compensation program for 2011. We use this program to attract, motivate and retain the employees who lead our business. In particular, this CD&A explains how the Compensation Committee made its compensation decisions for our named executive officers, or NEOs, for 2011 and describes how this compensation fits within the Compensation Committee’s guiding principles with respect to NEO compensation. The following individuals are our NEOs for 2011:

•	John R. Colson, who served as our Chief Executive Officer until May 19, 2011 and as Executive Chairman thereafter;

•	James F. O’Neil III, who served as our President and Chief Operating Officer until May 19, 2011 and as President and Chief Executive Officer thereafter;

•	James H. Haddox, our Chief Financial Officer;

•	Kenneth W. Trawick, our President — Telecommunications and Renewables Division;

•	Earl C. Austin, Jr., our President — Electric Power Division and Natural Gas and Pipeline Division; and

•	Derrick A. Jensen, our Senior Vice President — Finance and Administration and Chief Accounting Officer.

Quanta’s NEO compensation is primarily comprised of base salary, annual short-term incentives and long-term incentives. Our compensation philosophy links executive compensation to both individual and company performance. Base salaries are generally targeted at or near the median of our competitive market. Target annual incentives reflect competitive market levels and practices, with significant upside opportunity for performance above company performance target levels. Target award levels are designed to achieve total cash compensation slightly above the market median for superior performance, and performance measures are chosen to align the interests of executives with stockholders. Finally, long-term incentives, typically paid with equity, are designed to focus executives on the long-term financial performance of the company, along with achievement of strategic objectives.

The Compensation Committee believes that a significant portion of the target total direct compensation of the NEOs should be performance-based and, therefore, at risk.

•

Approximately 75% of target total direct compensation in 2011 for the Executive Chairman and 73% of the target total direct compensation in 2011 for the Chief Executive Officer was “at risk” performance-based compensation pursuant to the incentive compensation plans described below, with the largest percentage in equity awards.

•	Approximately 65%, on average, of target total direct compensation in 2011 for the remaining NEOs was “at risk” compensation contingent upon performance outcomes.

The following graph sets forth the mix of target total direct compensation of our NEOs in 2011:

We continued to operate in a challenging business environment during 2011, with increasing regulatory requirements and only gradual recovery in the economy and capital markets from recessionary levels. The individual and company short-term and long-term performance goals against which we measured performance were partially met in 2011, resulting in below-target awards to each NEO. Despite reduced incentive payouts in 2011 due to overall performance being below target, equity-based incentive awards for 2011 nevertheless represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation (base, short-term cash incentive and long-term equity incentive).

•	Of the total direct compensation of the Executive Chairman for 2011, approximately 51% was in equity, 37% was in base salary and 12% was in short-term cash incentive;

•	Of the total direct compensation of the Chief Executive Officer for 2011, approximately 44% was in equity, 42% was in base salary and 14% was in short-term cash incentive; and

•	Of the total direct compensation of the remaining NEOs on average, approximately 38% was in equity, 48% was in base salary and 14% was in short-term cash incentive.

The following graph sets forth the mix of total direct compensation of our NEOs in 2011:

Equity-based awards will continue to play an important role in this challenging economic environment because they provide incentives for the creation of stockholder value and promote an ownership culture. As Quanta moves forward into 2012, the Compensation Committee is aware of the difficult business environment, the continuing uncertainty in the marketplace, and the resulting challenges with respect to executive compensation. The Compensation Committee continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives and remains competitively positioned for executive talent, while not encouraging excessive risk-taking by management.

Compensation Committee

Overview

The Compensation Committee administers the compensation programs for all of our NEOs. As described above under “Corporate Governance – Compensation Committee,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s guiding principles with respect to NEO compensation are:

•	to align our NEOs’ incentives with short-term and long-term stockholder value creation;

•	to attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;

•	to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and

•	to promote an ownership culture.

In the first quarter of each fiscal year, the Compensation Committee meets to discuss our prior year’s financial performance, to evaluate the performance of our NEOs relative to applicable performance goals, and to determine the amounts, if any, that will be awarded to each NEO under our annual, supplemental and discretionary incentive plans (each of which is described below) for the prior fiscal year. In addition, the Compensation Committee establishes the current fiscal year’s company financial performance goals and individual strategic performance goals that will be used in evaluating the performance of each NEO under our incentive plans and establishes compensation targets for each NEO for the upcoming fiscal year. The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and considers various factors in determining overall compensation and the individual components of compensation of each NEO, including (i) the results of compensation benchmarking studies and published compensation survey data, (ii) economic and market conditions, (iii) the effects of inflation, (iv) changes in our business operations, (v) changes in the compensation practices of our competitors, (vi) the executive officer’s position, experience, length of service and performance, (vii) company performance and (viii) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Use of Compensation Benchmarking Studies and Published Compensation Survey Data

One of the Compensation Committee’s guiding principles is to attract, motivate and retain the best possible executive officer talent, which is important to the success of our business. Consistent with this guiding principle, the Compensation Committee desires to provide target total direct compensation for our NEOs within +/-15% of the median for comparable officers in our peer group. To determine competitive market pay levels, the Compensation Committee utilizes a compensation benchmarking study and published compensation survey data for our industry that are prepared and compiled for the committee by outside consultants. This data assists the Compensation Committee in establishing the overall compensation levels for our NEOs and determining the relative weighting of individual components of compensation.

Although the compensation benchmarking studies play an important role in establishing competitive compensation practices, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for our NEOs’ compensation. The compensation benchmarking studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions. Because the information provided by a compensation benchmarking study is just one piece of information utilized in setting executive compensation, the Compensation Committee exercises discretion in determining the nature and extent of its use.

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, advisors and compensation consultants and to approve their compensation. These advisors report directly to the Compensation Committee.

In early 2011, the Compensation Committee independently retained Ernst & Young LLP (“E&Y”) to perform a compensation benchmarking study (the “2011 E&Y Compensation Benchmarking Study”) that provides market data on base salary, target total cash compensation (base salary plus target annual incentive compensation) and total direct compensation (target total cash compensation plus the value of long-term incentives) for each applicable NEO position. E&Y, with input from our management, assembled a group of companies for the purpose of obtaining competitive data and, with Compensation Committee approval, selected the following eleven companies for inclusion in the 2011 E&Y Compensation Benchmarking Study. These companies were chosen based on industry (i.e., either a direct competitor of Quanta or providing similar services to those offered by Quanta), scope of operations, company size (i.e., revenue, market capitalization, number of employees), and geography:

•	Chicago Bridge & Iron Company N.V.

•	Comfort Systems USA Inc.

•	Dycom Industries, Inc.

•	Emcor Group, Inc.

•	Fluor Corporation

•	Jacobs Engineering Group Inc.

•	MasTec, Inc.

•	MYR Group Inc.

•	Pike Electric Corporation

•	The Shaw Group Inc.

•	URS Corporation

As a result of mergers, acquisitions, new public companies and other changes, the Compensation Committee will periodically update the companies in our future compensation benchmarking studies using the criteria outlined above.

The 2011 E&Y Compensation Benchmarking Study provided information regarding compensation programs, and the average and median compensation levels, of our peer group. E&Y also utilized several sources of published compensation survey data by matching, to the extent possible, with management’s input, the titles and job descriptions of our NEOs with those in the surveys to provide us with additional competitive compensation information. E&Y did not provide, and was not asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. E&Y reports directly to the Committee, but is authorized by the Committee to communicate with Darren B. Miller, our Vice President of Information Technology and Administration, to obtain information.

As described below under Executive Compensation Decisions for the 2011 Performance Year — Executive Succession Matters, the Compensation Committee also retained E&Y in 2011 to provide benchmarking data (the “2011 E&Y CEO Succession Benchmarking Study”) with respect to companies that had recently experienced executive succession events involving the Chief Executive Officer, and particularly, companies for which the Chief Executive Officer transitioned to an Executive Chairman role, with an insider named as new Chief Executive Officer. The Compensation Committee has also engaged E&Y from time to time in the past to assist it in reviewing the structure of our compensation plans.

Our Governance and Nominating Committee separately engaged E&Y during 2011 to perform a benchmarking study providing market data for director and executive officer stock ownership guidelines, including prevalence of specific ownership multiples, types of equity included in ownership, and time periods to meet requirements. Our Governance and Nominating Committee has also engaged E&Y from time to time in the past to provide benchmarking data for board compensation. Additionally, management has engaged E&Y from time to time in the past to provide compensation benchmarking services with respect to executive and non-executive officer and management positions and to provide tax and transaction advisory services and valuation assessments. Additional discussion regarding the services provided by E&Y during 2011 is set forth in “Fees of the Compensation Committee Consultant” below.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than with respect to himself and the Executive Chairman). Although our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, targets, salaries and awards.

In the first quarter of each fiscal year, our Chief Executive Officer and certain other executive officers meet with the Compensation Committee to propose Quanta’s overall financial performance goals for the current fiscal year. The Compensation Committee reviews these financial goals and adjusts them as it deems appropriate. Each of our NEOs (other than the Executive Chairman) also proposes his individual strategic goals for the upcoming fiscal year to our Chief Executive Officer. Our Chief Executive Officer reviews and modifies the submitted strategic goals, as he deems appropriate, and submits them, together with his own proposed individual strategic goals and those of the Executive Chairman, to the Compensation Committee for its consideration. The Compensation Committee then reviews, modifies, as necessary, and approves each NEO’s strategic goals for the current fiscal year. The financial performance goals and strategic goals approved by the Compensation Committee for the 2011 performance year are discussed below in “Elements of Executive Compensation” and “Executive Compensation Decisions for the 2011 Performance Year,” respectively.

Following the end of the fiscal year, the Compensation Committee uses Quanta’s financial performance goals, along with each NEO’s strategic goals, to determine payouts under our executive compensation plans. At the request of the Compensation Committee, our Chief Executive Officer and certain other executive officers also participate in the Compensation Committee’s review. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs (other than the Executive Chairman), taking into account each of their strategic goals, and his compensation recommendations as to each of them.

The Compensation Committee considers these evaluations in determining salaries for the upcoming fiscal year and the awards to be made, if any, pursuant to our incentive plans for the prior fiscal year. In addition, our Chief Executive Officer selects, subject to approval by the Compensation Committee, the participants in our annual and supplemental incentive plans for each fiscal year and the individuals to receive an award under our discretionary plan in any fiscal year.

To assist the Compensation Committee as it makes its compensation decisions, management also provides detailed spreadsheets for the NEOs indicating, among other things:

•

the total direct compensation for NEOs, including base salary and cash and equity incentive awards, approved by the Compensation Committee for the NEOs under our incentive plans for the two years immediately preceding the year under consideration;

•	financial performance goals and individual strategic goals for the NEOs for the prior fiscal year;

•

the Chief Executive Officer’s recommendations as to base salary for the current fiscal year, as well as to the compensation payouts (other than as to himself and the Executive Chairman), both cash and equity, for the prior fiscal year under our incentive plans; and

•	the amounts of compensation that would be payable for the upcoming year to each of our NEOs (other than as to himself and the Executive Chairman) under target payouts under our incentive plans.

These spreadsheets combine several elements of actual and targeted compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) and the total amount of actual and targeted compensation for each NEO for a particular performance year in connection with the Compensation Committee’s consideration of the factors influencing the various elements of NEO compensation.

The subject NEO is not present during the Compensation Committee’s discussion of such NEO’s individual performance relative to his respective goals and awards.

2011 Compensation Committee Meetings

The Compensation Committee met a total of eight times during the fiscal year ended December 31, 2011. The significant actions taken by the Compensation Committee with respect to executive compensation matters in 2011 include: (i) recommending that the Board adopt and present to stockholders for approval at the 2011 annual meeting the 2011 Omnibus Equity Incentive Plan, (ii) approving the payouts under our incentive plans relating to the 2010 performance year; (iii) approving the financial performance and individual strategic goals and related compensation targets for the 2011 performance year; (iv) retaining E&Y to conduct the 2011 E&Y Compensation Benchmarking Study; (v) adopting our annual, supplemental and discretionary incentive plans for the 2011 performance year; (vi) retaining E&Y to conduct the 2011 E&Y CEO Succession Benchmarking Study; (vii) determining the compensation and other employment terms reflected in new employment agreements with the Executive Chairman and the Chief Executive Officer upon assuming their new roles; (viii) considering the results of stockholder advisory votes on executive compensation and recommending that future advisory votes on executive compensation occur every year until the next stockholder advisory vote on the frequency of same; and (ix) considering and implementing clawback provisions in connection with Quanta’s incentive compensation plans.

Changes to 2011 Compensation Program

As discussed in the proxy statement in 2010, the Compensation Committee undertook a comprehensive review of our executive compensation program in 2010 with the goal of identifying and implementing any appropriate changes to ensure that our incentive compensation remains consistent with the company’s guiding principles on executive compensation. In conducting its review, the Compensation Committee considered input from E&Y and senior management. As part of this review, E&Y prepared an analysis highlighting the pro forma impact of certain adjustments to (i) the multiplier applied to performance targets under the annual incentive plan (discussed below in “Elements of Executive Compensation — Annual Incentive Plan”) and (ii) the performance/payout scale under this plan for bonuses paid (or estimated to be paid) for the 2008-2010 performance years. In addition, E&Y performed a compensation benchmarking study that provided the committee with a comparison of the performance/payout scales among members of Quanta’s peer group and certain of Quanta’s customers, detailing performance at which incentive payouts begin (specifically, percentage of targeted financial performance goal required to be achieved) and the corresponding payout at such minimum required performance (specifically, percentage of targeted incentive payout), as well as the maximum potential incentive payout (specifically, percentage of targeted incentive payout) and the performance required to achieve such payout (specifically, percentage of targeted financial performance goal required to be achieved). This analysis also included the average and median of such minimum and maximum incentive payouts and corresponding required performance among these companies.

Based on this review and the E&Y benchmarking study, the Compensation Committee decided to implement certain changes to our executive compensation program for 2011. The first change involved our historical practice of applying a multiplier to adjust budgeted operating income for purposes of computing the target financial performance goal for compensation purposes. Acknowledging that Quanta was much smaller in size when the multiplier was initially implemented, the Compensation Committee revised the method of adjusting budgeted operating income, such that in lieu of adjusting by the former multiplier, performance against the budgeted operating income goal is measured after accrual of the incentive bonus payouts earned (both cash and equity) by corporate plan participants. A second change involved the sliding performance/payout scale in our annual incentive plan and supplemental incentive plan, in which incentive payouts begin at 75% of target performance and reach the maximum potential at 200% of target performance. Because Quanta has grown significantly since the payout scales were initially adopted, and because the performance targets are now also adjusted for acquisitions completed during the year, performance at the 200% level had become virtually impossible to achieve. Acknowledging that an incentive program with an unachievable maximum payout fails to appropriately incentivize executive officers to excel in the performance of their duties, the Compensation Committee adjusted the payout scale under both plans so that, given the appropriate level of performance, executive officers are able to reach the maximum potential payout at 150% of target performance. The Compensation Committee believes that these changes establish more realistic incentives that appropriately reflect Quanta’s size, performance and market conditions, and offer a more consistent and competitive incentive program for our executive officers.

Consideration of Say-on-Pay Results

The Compensation Committee considered the results of the 2011 advisory “say-on-pay” proposal in connection with the discharge of its responsibilities. Because 97% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement in 2011, the Compensation Committee did not implement significant changes to our executive compensation program as a result of the stockholder advisory vote. In response to the stockholder vote, the Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes.

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are (i) base salary, (ii) awards under our annual, supplemental and discretionary incentive plans, and (iii) other compensation consisting primarily of matching 401(k) contributions and certain perquisites. Each component of our compensation program has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs, including our Executive Chairman and our Chief Executive Officer, are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. While base salaries provide a basic level of economic security for our NEOs, a significant portion (generally greater than 65%) of an NEO’s target total direct compensation is performance-based compensation pursuant to the incentive compensation plans described below.

Annual Incentive Plan

Our annual incentive plan is designed to provide our NEOs with performance awards payable annually in cash in recognition of Quanta achieving a specified financial performance goal that is approved by the Compensation Committee (as discussed below). The Compensation Committee elects to pay such performance awards in cash rather than in equity largely to keep our compensation program competitive with those of our direct competitors, which are predominantly private companies that pay all compensation in cash.

Each NEO’s award pursuant to the plan is determined based on the achievement by Quanta of an operating income goal, which the Compensation Committee believes encourages our NEOs to increase stockholder value by focusing on growth in revenue, while maintaining cost discipline. For purposes of the annual incentive plan, operating income is defined as operating income, excluding amortization of intangibles, gain (loss) on sale of assets and non-cash compensation, less interest expense, net of interest income. Performance against the budgeted operating income goal is measured after accrual of the incentive bonus payouts earned (both cash and equity) by corporate plan participants. For the 2011 performance year, the Compensation Committee initially established the operating income financial performance goal at $379,660,000. This goal was subject to equitable adjustments in the Compensation Committee’s discretion to account for events that significantly impact, positively or negatively, Quanta’s ability to achieve the originally established goal. The Compensation Committee subsequently increased the operating income financial performance goal to $389,240,000 to adjust for the contribution by five businesses acquired by Quanta and one business in which Quanta made a significant investment during 2011.

The payout for each NEO under the annual incentive plan relates to a percentage of such NEO’s salary (the “AIP Target Incentive”). The Compensation Committee, after taking into account, among other things, the results of the 2011 E&Y Compensation Benchmarking Study and published compensation survey data, as well as the individual NEO’s position, experience, level of responsibility and length of service, established the AIP Target Incentives for the 2011 performance year for Messrs. Colson and O’Neil as 100% of their respective base salaries and for Messrs. Haddox, Trawick, Austin and Jensen as 90% of their respective base salaries. The Compensation Committee believes providing Messrs. Colson and O’Neil with a higher AIP Target Incentive is appropriate considering that the job responsibilities of Messrs. Colson and O’Neil pertain to the entire Quanta organization as opposed to the more specific job responsibilities of Messrs. Haddox, Trawick, Austin and Jensen.

Based upon the sliding performance/payout scale adopted by the Compensation Committee as described above, NEOs could earn cash awards under the annual incentive plan for 2011 as follows (when the attainment of the performance goal falls between the designated percentages in the table below, the cash awards are determined by interpolation):

Percentage of Operating Income Goal Attained	Payout as a Percentage of AIP Target Incentive
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
110%	130%
120%	175%
130%	185%
140%	195%
150% or greater	200%

Quanta met or exceeded its financial performance goal under the annual incentive plan for two of the past five performance years. For the 2011 performance year, Quanta achieved operating income as calculated pursuant to our annual incentive plan of approximately $301,953,000, which represented approximately 78% of its operating income goal under the annual incentive plan and equated to a payout of 34% of the AIP Target Incentive.

Supplemental Incentive Plan

Our supplemental incentive plan provides additional awards to our NEOs based upon Quanta’s performance against a specified financial performance goal and the NEOs’ individual performance against specified strategic goals. The first component, which accounts for 50% of the total target payout under the supplemental incentive plan, is based on Quanta’s achievement of a return on equity (“ROE”) financial performance goal (the “ROE Component”), while the second component, which accounts for the remaining 50% of the payout opportunity, is based on the NEO’s achievement of certain approved individual strategic goals (the “Strategic Goal Component”). The Compensation Committee believes that ROE measures our effectiveness in generating financial return relative to stockholders’ equity. The Compensation Committee also believes that the payout opportunity of the Strategic Goal Component allows the Compensation Committee to reward strong individual performance independent of whether Quanta has achieved its financial performance goals for a fiscal year.

The payouts under both components of the supplemental incentive plan are dependent on a fixed dollar amount that the Compensation Committee determines to be subject to the plan (the “SIP Target Incentive”). The Compensation Committee considered, among other things, the results of the 2011 E&Y Compensation Benchmarking Study and published compensation survey data, as well as the individual NEO’s position, experience, level of responsibility and length of service, in establishing the SIP Target Incentive for the 2011 performance year. Specifically, for the 2011 performance year, the Compensation Committee established the SIP Target Incentive for each of our NEOs as follows: Mr. Colson, $1,800,000; Mr. O’Neil, $600,000; Mr. Haddox, $500,000; Mr. Trawick, $450,000; Mr. Austin, $500,000; and Mr. Jensen, $300,000. As described in “Executive Compensation Decisions for the 2011 Performance Year — Executive Succession Matters” below, the Compensation Committee considered, among other things, the results of the 2011 E&Y CEO Succession Benchmarking Study, and subsequently increased Mr. O’Neil’s SIP Target Incentive to $1,300,000 upon his promotion to Chief Executive Officer.

For purposes of the ROE Component, the ROE financial performance goal is broadly defined as the quotient of the budgeted amount of net income excluding amortization of intangibles (measured after accrual of the incentive bonus payouts earned, both cash and equity, by corporate plan participants), divided by average tangible stockholder’s equity, as adjusted for certain items. For the 2011 performance year, the Compensation Committee established the ROE financial performance goal at 12.1%. Based upon the sliding performance/payout scale adopted by the Compensation Committee for 2011 as described above, NEOs could earn awards under the ROE Component up to the following amounts (when the attainment of the performance goal falls between the designated percentages in the below table, the awards are determined by interpolation):

Percentage of ROE Component Attained	Payout as a Percentage of SIP Target Incentive (ROE Component)
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
110%	130%
120%	175%
130%	185%
140%	195%
150% or greater	200%

Quanta met or exceeded its financial performance goal under the supplemental incentive plan for one of the past five performance years. For the 2011 performance year, Quanta achieved ROE of 10.3%, which represented approximately 85% of its ROE goal under our supplemental incentive plan and equated to a payout of 55% of the ROE Component of the SIP Target Incentive.

The Strategic Goal Component is based on achieving certain individual strategic goals that are approved annually by the Compensation Committee for each NEO and which generally relate to both quantitative and qualitative measures of performance that the Compensation Committee believes create stockholder value. In determining payouts under the Strategic Goal Component, the Compensation Committee also considers each NEO’s demonstration of ethical behavior and compliance with our Code of Ethics and Business Conduct.

Awards under the supplemental incentive plan can be paid in cash, restricted stock or a combination thereof at the Compensation Committee’s discretion. In recent years, including the 2011 performance year, awards have been paid in restricted stock, which vests over three years in equal annual installments, providing a concrete link between our NEOs’ compensation and the creation of stockholder value and encouraging executive officer retention. To adjust the restricted stock awards to their cash equivalent, the Compensation Committee applies to the dollar value of each restricted stock award a multiplier intended to reflect the risk and liquidity premiums that a cash award has relative to a restricted stock award of the same dollar value. For the 2011 performance year, the Compensation Committee established the multiplier at 110%.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are made at the discretion of our Chief Executive Officer with the approval of the Compensation Committee, or at the discretion of the Compensation Committee, and are payable in cash, restricted stock or a combination thereof. These rewards provide the Chief Executive Officer and the Compensation Committee with the flexibility to, among other things, reward exceptional performance. For the 2011 performance year, the Compensation Committee approved an award under the discretionary incentive plan to Messrs. Austin and Jensen as discussed below.

Other Compensation

We have provided our NEOs with certain perquisites, including an annual executive physical program and an executive financial counseling program. We believe these perquisites assist executives in dealing with the demands of their positions. The limited personal use of partially-owned aircraft by our NEOs in 2011 consisted solely of spouses accompanying executives as additional passengers on business flights. The Compensation Committee reviews our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, and to what extent, it may be appropriate to discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the goals set under these plans. The Compensation Committee did not elect to withhold payment of any amounts under our incentive compensation plans with respect to the NEOs during 2011.

“Clawback” Policy

The Compensation Committee adopted a “clawback” policy embodied in the annual and supplemental incentive plans for the 2012 performance year that permits the Compensation Committee to recover certain incentive compensation from executive officers and other key employees in accordance with applicable law where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement. Based on its review and judgment, the Compensation Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Grants of Equity Awards Practices

The Compensation Committee meets in the first quarter of each fiscal year to, among other things, grant equity awards, including, as discussed above, equity awards to our NEOs. This meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to have complete financial results for the prior fiscal year at the time that it evaluates our performance and that of our NEOs. The Compensation Committee may, in its discretion, also grant restricted stock awards throughout the year in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. Our practice with respect to restricted stock awards is to use the closing market price on the date of grant to determine the value of the award. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Executive Compensation Decisions for the 2011 Performance Year

Base Salary

The following table reflects the increases in base salaries approved by the Compensation Committee during 2011:

Named Executive Officer	Base Salary as of April 1, 2010	Base Salary as of April 1, 2011		Percentage Increase
Mr. Colson	$848,640	$874,100		3.0%
Mr. O’Neil	$436,800	$500,000	(a)	14.5%
Mr. Haddox	$509,184	$524,460		3.0%
Mr. Trawick	$466,752	$480,755		3.0%
Mr. Austin	$408,000	$475,000		16.4%
Mr. Jensen	$269,352	$325,000		20.7%

(a)	As described in “Executive Succession Matters” below, the Compensation Committee subsequently increased Mr. O’Neil’s base salary to $750,000 per year, effective upon his promotion to Chief Executive Officer as of May 19, 2011.

Based on the results of the 2011 E&Y Compensation Benchmarking Study, published compensation survey data, the annual wage increase under Quanta’s collective bargaining agreement with the International Brotherhood of Electrical Workers and certain other applicable unions, recent inflation data and the 3% base salary raise generally approved for Quanta’s other corporate employees, the Compensation Committee decided to approve a 3% increase in annual base salary for Messrs. Colson, Haddox and Trawick. The Committee approved base salary increases of 14.5%, 16.4% and 20.7%, respectively, for Messrs. O’Neil, Austin and Jensen, concluding that a higher percentage increase than the other named executive officers was warranted, based in part upon strong performance in light of individual performance objectives and also to better align their base salaries with those of executives with similar positions and responsibilities at companies in our peer group. As described in “Executive Succession Matters” below, the Compensation Committee subsequently increased Mr. O’Neil’s base salary to $750,000 per year, effective upon his promotion to Chief Executive Officer as of May 19, 2011.

Executive Succession Matters

On March 24, 2011, Quanta announced that Mr. Colson, then Chairman and Chief Executive Officer, would assume the role of Executive Chairman on May 19, 2011, and that Mr. O’Neil, then President and Chief Operating Officer, would succeed Mr. Colson as Chief Executive Officer at that time and continue to hold the position of President. In connection with this transition, the Committee examined the roles and responsibilities for Mr. Colson as Executive Chairman and for Mr. O’Neil as President and Chief Executive Officer as developed by the Governance and Nominating Committee and engaged E&Y for guidance with regard to benchmarking compensation associated with such roles and responsibilities, the results of which were presented to the Compensation Committee in the 2011 E&Y CEO Succession Benchmarking Study. E&Y identified 14 companies that had recently experienced executive succession events involving the Chief Executive Officer’s transition to an Executive Chairman role, with an insider named as new Chief Executive Officer.

Based on the benchmarking data and the Compensation Committee’s understanding that Mr. Colson would continue to work full time in the Executive Chairman role, the Compensation Committee concluded that

Mr. Colson’s compensation as Executive Chairman should remain unchanged from his compensation as Chairman and Chief Executive Officer, namely a base salary of $874,100, an AIP Target Incentive of 100%, and a SIP Target Incentive in the amount of $1,800,000. In addition, the Compensation Committee considered the increase in compensation and changes in the mix of compensation that would be warranted for Mr. O’Neil as incoming Chief Executive Officer. As a reference point, the Compensation Committee concluded that compensation within +/- 15% of the 25th percentile of competitive market total direct compensation for new CEOs in executive succession circumstances would be appropriate, given that Mr. O’Neil would be new to a CEO role. Therefore, the Compensation Committee concluded that effective upon Mr. O’Neil’s appointment as Chief Executive Officer on May 19, 2011, an annual base salary of $750,000 (increasing from $500,000 previously established for 2011), an AIP Target Incentive of 100% (unchanged), and a SIP Target Incentive in the amount of $1,300,000 (increasing from $600,000 previously established for 2011) would be appropriate. The Compensation Committee also authorized a restricted stock award to be granted to Mr. O’Neil on May 19, 2011, consisting of the number of shares of Quanta’s common stock having a fair market value as of the close of business on such date equal to $250,000.

Annual Incentive Plan

After an evaluation of Quanta’s achievement of the operating income financial performance goal during the 2011 performance year, the Compensation Committee awarded the following cash incentives to the NEOs under the annual incentive plan:

Named Executive Officer	Base Salary	AIP Target Incentive	Percent Payout of AIP Performance Goal	Incentive Award Earned
Mr. Colson	$874,100	100%	34%	$297,194
Mr. O’Neil	$750,000	100%	34%	$255,000
Mr. Haddox	$524,460	90%	34%	$160,485
Mr. Trawick	$480,755	90%	34%	$147,111
Mr. Austin	$475,000	90%	34%	$145,350
Mr. Jensen	$325,000	90%	34%	$99,450

Supplemental Incentive Plan

The Compensation Committee also approved awards under the supplemental incentive plan for Quanta’s level of achievement of the ROE Component and the level of achievement with respect to each NEO’s Strategic Goal Component:

ROE Component

Named Executive Officer	SIP Target Incentive (ROE Component)	Percent Payout of SIP Performance Goal (ROE Component)	Incentive Award Earned(a)
Mr. Colson	$900,000	55%	$495,000
Mr. O’Neil	$650,000	55%	$357,500
Mr. Haddox	$250,000	55%	$137,500
Mr. Trawick	$225,000	55%	$123,750
Mr. Austin	$250,000	55%	$137,500
Mr. Jensen	$150,000	55%	$82,500

(a)	As indicated in Elements of Executive Compensation — Supplemental Incentive Plan Awards above, the supplemental incentive plan applies a multiplier to the dollar value of restricted stock awards issued in lieu of cash awards thereunder to adjust restricted stock awards to their cash equivalent. The supplemental incentive plan awards to NEOs for the 2011 performance year were paid in restricted stock, and Quanta issued shares of restricted stock in satisfaction of these supplemental incentive awards with an aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of 110% of the incentive award earned.

Strategic Goal Component

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2011 Strategic Goals	Percent Achievement of Strategic Goals	Incentive Award Earned(a)
Mr. Colson	$900,000

1.      Increasing foreign sourced revenues by securing new contracts exceeding a specified dollar amount for work outside North America

2.      Developing a plan to increase recurring revenue streams by investing in assets within Quanta’s general line of business

3.      Securing a new senior credit facility of a specified dollar amount

4.      Successfully managing strategic resource planning to efficiently execute on a record level of transmission projects

5.      Developing financial and operational metrics as part of the strategic planning process to drive corporate behavior

6.      Continuing to implement and monitor Quanta’s executive development plan

			80%	$720,000

Mr. O’Neil	$650,000	1. Outperforming acquisition evaluation economics on selected acquisition transactions by delivering a specified dollar amount of operating income 2. Achieving specified consolidated safety improvement goals 3. Establishing a safety leadership program 4. Generating a specified dollar amount of renewable energy projects 5. Developing a specified dollar amount of project backlog through strategic project investments	67%	$433,550

Mr. Haddox	$250,000	1. Securing a new senior credit facility of a specified dollar amount 2. Successfully implementing new financial software at two operating units within specified deadlines 3. Arranging for a new Canadian banking partner to assist in Canadian financial operations and to participate in the credit facility with a specified minimum commitment 4. Continuing to implement and monitor Quanta’s succession planning process and executive development plan 5. Developing a robust methodology for evaluating potential acquisitions and communicating such evaluations to the Board	90%	$225,000

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2011 Strategic Goals	Percent Achievement of Strategic Goals	Incentive Award Earned(a)

Mr. Trawick	$225,000

1.      Attaining a specified operating income margin in certain operating units in Quanta’s Telecommunications Division

2.      Achieving specified safety improvement goals for Quanta’s Telecommunications Division

3.      Obtaining a specified dollar amount of stimulus funded projects

4.      Implementing a safety leadership program by training the presidents of all operating units in Quanta’s Telecommunications Division

5.      Generating a specified dollar amount of renewable energy projects

6.      Obtaining renewal pricing with specified minimum dollar amounts on new contracts at a specified operating unit within Quanta’s Telecommunications Division

			50%	$112,500

Mr. Austin	$250,000

1.      Attaining a specified dollar amount of revenues and operating income in Quanta’s Electric Power Division

2.      Attaining a specified dollar amount of revenues and operating income in Quanta’s Natural Gas and Pipeline Division

3.      Optimizing operating margins at a specified operating unit through restructuring as evidenced by a written plan and achieving annualized savings of a specified dollar amount

4.      Outperforming acquisition evaluation economics on selected acquisition transactions by delivering a specified dollar amount of operating income

5.      Achieving specified safety improvement goals for Quanta’s Electric Power Division and Natural Gas and Pipeline Division

6.      Implementing a safety leadership program by training the presidents of all operating units in Quanta’s Electric Power Division and Natural Gas and Pipeline Division

			67%	$167,500

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2011 Strategic Goals	Percent Achievement of Strategic Goals	Incentive Award Earned(a)
Mr. Jensen	$150,000

1.      Securing a new senior credit facility of a specified dollar amount

2.      Successfully implementing new financial software at two operating units within specified deadlines

3.      Developing a methodology for repeatable and sustainable implementation of new financial software at operating units

4.      Continuing to develop executive managerial and communications skills, including with external constituencies

5.      Developing and managing an annual protocol for risk management, budget and public reporting initiatives

6.      Enhancing several software systems to optimize efficient dissemination of financial information

			80%	$120,000

(a)	As indicated in Elements of Executive Compensation — Supplemental Incentive Plan Awards above, the supplemental incentive plan applies a multiplier to the dollar value of restricted stock awards issued in lieu of cash awards thereunder to adjust restricted stock awards to their cash equivalent. The supplemental incentive plan awards to NEOs for the 2011 performance year were paid in restricted stock, and Quanta issued shares of restricted stock in satisfaction of these supplemental incentive awards with an aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of 110% of the incentive award earned.

Discretionary Incentive Plan

The Compensation Committee believed it was appropriate to provide awards to Messrs. Austin and Jensen under the discretionary incentive plan to recognize extraordinary performance. The Compensation Committee acknowledged Mr. Austin’s contributions in capturing and executing on significant growth in revenues and backlog in the electric power division and was pleased with his efforts toward reaching especially challenging individual strategic goals for 2011. The Compensation Committee acknowledged Mr. Jensen’s exceptional leadership and assumption of additional responsibilities throughout the year with respect to oversight of accounting, information technology, treasury and related functions. For the 2011 performance year, the Compensation Committee approved a $250,000 award of restricted stock to Mr. Austin and a $100,000 award of restricted stock to Mr. Jensen under the discretionary incentive plan. The Compensation Committee does not apply a risk and liquidity premium multiplier to restricted stock awards under the discretionary incentive plan.

Conclusion

As indicated above, the Compensation Committee desires to provide target total direct compensation for each NEO within +/-15% of the median for comparable officers in our peer group. For 2011, the actual total direct compensation of Messrs. O’Neil, Haddox, Trawick, Austin and Jensen was approximately 59%, 28%, 32%, 30% and 40%, respectively, below the median target total direct compensation for comparable positions within our peer group. Mr. Colson’s compensation was not benchmarked in 2011 due to his transition to the Executive Chairman role, as Executive Chairman responsibilities vary widely by organization, which significantly impacts compensation and results in a high degree of variability in benchmarking data. The Compensation Committee believes that the actual total direct compensation for 2011 for these NEOs is appropriate considering that Quanta did not fully achieve its financial performance goals and the individuals did not fully achieve their individual strategic goals for the 2011 performance year.

Stock Ownership Guidelines

We expect all of our directors and executive officers to display confidence in us by ownership, after five years of service as a director or executive officer, of a significant amount of our stock. Our Governance and Nominating Committee has established minimum stock ownership guidelines, for which the amounts are calculated as follows:

•

for directors, the director’s annual cash retainer (excluding the supplemental annual cash retainer paid for serving as lead independent director or chairman of a committee of the Board) is multiplied by four (4) times; and

•	for our executive officers, including our NEOs, the executive officer’s base salary is multiplied by the appropriate multiple as follows:

•	Executive Chairman — 5x

•	Chief Executive Officer — 5x

•	Chief Financial Officer — 4x

•	Operating Division President — 3x

•	Other Executive Officer — 1x

The product obtained as described above is divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each director or executive officer under the guidelines. For purposes of determining compliance with the guidelines, the number of shares of Quanta’s common stock that each director and executive officer is expected to own is calculated as of December 31 of each year, using the individual’s then current base salary or annual cash retainer, as applicable, and the stock ownership multiple applicable to such director or executive officer as of such date. Once calculated, the number of shares that a director or executive officer is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until January 1 of the following year, at which time a new calculation and compliance assessment will be made. Each director and executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual assessment at which a higher stock ownership multiple becomes applicable to such individual (due to a promotion or otherwise). The five-year phase-in period is intended to permit gradual accumulation of the incremental ownership associated with a new or higher multiple, and forward progress is expected during the five-year period. Under the stock ownership guidelines, shares held by a person or entity related to the director or executive officer, as well as unvested shares of restricted stock held by a director or executive officer, are included in the calculation of the amount of such director’s or executive officer’s ownership.

As of December 31, 2011, all of our directors and NEOs were in compliance with our stock ownership guidelines.

Employment Agreements

We have entered into an employment agreement with each of our NEOs. Under the terms of our employment agreements, each of the NEOs is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below in the section entitled “Potential Payments upon Termination or Change in Control.” In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with each of the NEOs. The termination of employment provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

In connection with Mr. Colson’s transition to the role of Executive Chairman and the promotion of Mr. O’Neil to President and Chief Executive Officer, as described above in “Executive Compensation Decisions for the 2011 Performance Year — Executive Succession Matters,” the Compensation Committee determined the employment terms reflected in new employment agreements with Messrs. Colson and O’Neil upon assuming their new roles. The employment agreements entered into during 2011 with Messrs. Colson and O’Neil and the employment agreement entered into during 2010 with Mr. Austin do not contain excise tax gross-up provisions, as the Compensation Committee no longer offered this benefit when Quanta entered into these agreements. Under the employment agreements in effect during 2011 with our other NEOs, namely Messrs. Haddox, Trawick and Jensen, if benefits to which the applicable NEOs become entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), then the NEOs generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment.

Impact of Regulatory Requirements on our Executive Compensation Decisions

The Compensation Committee considers accounting and tax implications of its compensation decisions as one factor among many. Section 162(m) of the Internal Revenue Code limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers unless the compensation is “performance-based” as defined under federal tax laws. To the extent possible, the Compensation Committee structures compensation and awards to preserve the federal income tax deductibility of the compensation payable to our NEOs. The Compensation Committee may choose, however, to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our NEOs receive total compensation that is competitive with our peer group or reflects superior performance.

2011 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
John R. Colson(4)	2011	867,734	—	1,059,296	—	297,194	—	30,641	2,254,865
Executive Chairman	2010	844,482	—	1,435,496	—	466,752	—	29,856	2,776,586
	2009	824,006	—	2,026,165	—	357,760	—	75,365	3,283,296

James F. O’Neil III(5)	2011	637,846	—	561,762	—	255,000	—	32,619	1,487,227
President and Chief Executive Officer	2010	431,598	—	398,746	—	240,240	—	31,361	1,101,945
	2009	411,994	—	494,303	—	178,880	—	29,062	1,114,239

James H. Haddox	2011	520,641	—	294,240	—	160,485	—	30,807	1,006,173
Chief Financial Officer	2010	506,688	—	404,255	—	252,046	—	30,156	1,193,145
	2009	494,400	—	586,306	—	193,190	—	26,726	1,300,622

Kenneth W. Trawick	2011	477,254	—	240,066	—	147,111	—	30,600	895,031
President — Telecommunications and Renewables Division	2010	464,466	—	321,747	—	231,042	—	30,051	1,047,306
	2009	453,206	—	489,180	—	177,091	—	26,752	1,146,229

Earl C. Austin, Jr.(6)	2011	458,250	—	246,410	—	145,350	—	16,087	866,097
President — Electric Power Division and Natural Gas & Pipeline Division

Derrick A. Jensen(6)	2011	311,088	—	257,165	—	99,450	—	15,793	683,496
Senior Vice President — Finance and Administration and CAO

(1)	The amounts shown for 2011 under “Stock Awards” reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of restricted stock granted during the fiscal year ended December 31, 2011, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. The table does not include information regarding equity-based awards related to 2011 performance that were granted in March 2012, which awards will be reflected in the 2012 Summary Compensation Table. For a discussion of these equity-based awards, please read “Compensation Discussion and Analysis — Executive Compensation Decisions for the 2011 Performance Year.” Shares of restricted stock vest over three years in equal annual installments commencing on the applicable vesting date for the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. Dividends are paid on restricted stock as and when dividends are paid on Common Stock.

(2)	Amounts shown under “Non-Equity Incentive Plan Compensation” represent the dollar value of cash incentives earned under our annual incentive plan. For further details regarding this plan, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” above. The cash incentives reflected in the table were earned during the 2011, 2010 and 2009 performance years as indicated and were approved by the Compensation Committee and paid in March of 2012, 2011 and 2010, respectively.

(3)	The amounts reflected under “All Other Compensation” for fiscal 2011 are identified in the All Other Compensation Table below.

(4)	Effective May 19, 2011, John R. Colson was appointed Executive Chairman. Prior to this appointment, he served as Chairman and Chief Executive Officer.

(5)	Effective May 19, 2011, James F. O’Neil III was appointed President and Chief Executive Officer. Prior to this appointment, he served as President and Chief Operating Officer.

(6)	Compensation information for 2009 and 2010 is not reflected for Messrs. Austin or Jensen because they were not named executive officers for those years.

2011 All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2011:

	401(k) Matching Contribution(a) ($)	Financial Planning Reimbursement(b) ($)	Incremental Company- Paid Benefits(c) ($)	Total(d) ($)
John R. Colson	11,025	16,548	3,068	30,641
James F. O’Neil III	11,025	16,532	5,062	32,619
James H. Haddox	11,025	16,714	3,068	30,807
Kenneth W. Trawick	11,025	16,507	3,068	30,600
Earl C. Austin, Jr.	11,025	—	5,062	16,087
Derrick A. Jensen	10,731	—	5,062	15,793

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.

(b)	Represents Quanta’s reimbursement of the NEO’s financial planning expenses under our executive financial counseling program.

(c)	Represents the company-paid portion of the executive’s medical, dental and vision insurance premiums that exceeds the company-paid portion of medical, dental, and vision insurance premiums for corporate employees generally.

(d)	Spouses of NEOs occasionally fly on the corporate aircraft as additional passengers on business flights. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

2011 Grants of Plan Based Awards Table

The following table sets forth information concerning annual incentive awards for 2011 and restricted stock awards granted during 2011 to each of the NEOs under Quanta’s non-equity and equity incentive plans.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John R. Colson	—	—	218,525	874,100	1,748,200	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	450,000	1,800,000	2,700,000	—	—	—	1,059,296
James F. O’Neil III	—	—	187,500	750,000	1,500,000	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	125,000	500,000	750,000	—	—	—	311,755
	05/19/11	03/23/11	—	—	—	—	—	—	12,723	—	—	250,007
James H. Haddox	—	—	118,004	472,014	944,028	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	125,000	500,000	750,000	—	—	—	294,240
Kenneth W. Trawick	—	—	108,170	432,679	865,358	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	112,500	450,000	675,000	—	—	—	240,066
Earl C. Austin, Jr.	—	—	106,875	427,500	855,000	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	100,000	400,000	600,000	—	—	—	246,410
Derrick A. Jensen	—	—	73,125	292,500	585,000	—	—	—	—	—	—	—
	03/11/11	03/03/11	—	—	—	56,250	225,000	337,500	—	—	—	157,162
	04/01/11	03/23/11	—	—	—	—	—	—	4,388	—	—	100,003

(1)	The amounts shown represent threshold, target and maximum awards that could be earned by the NEOs under the 2011 annual incentive plan based on 2011 base salary rates. The threshold value represents the lowest amount that could be earned based on the sliding performance/payout scale described on page 28, although the minimum payout is zero. Actual payouts under the 2011 annual incentive plan were determined in March 2012 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The amounts shown represent threshold, target and maximum awards that could be granted in 2011 to the NEOs as determined pursuant to the 2010 supplemental incentive plan. The threshold value represents the lowest amount that could be earned based on the sliding performance/payout scale described on page 29, although the minimum payout is zero. These payouts could be in the form of cash, restricted stock or a combination thereof, provided that the portion of the incentive awarded in restricted stock is multiplied by 110% to reflect the risk and liquidity premium of a cash award relative to a restricted stock award of the same dollar value, with the resulting amount divided by the closing price of Quanta’s common stock on the grant date.

(3)	The awards shown represent (i) in the case of Mr. O’Neil, a grant of restricted stock in connection with his promotion to CEO as authorized on March 23, 2011 and effective May 19, 2011, and (ii) in the case of Mr. Jensen, a grant of restricted stock in connection with his promotion to Senior Vice President — Finance and Administration on April 1, 2011. All of such restricted stock awards vest in equal annual installments over a three-year period (assuming continued employment), subject to the terms and conditions of the applicable restricted stock award agreements.

(4)	The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s common stock on the date of grant) of restricted stock granted during the fiscal year ended December 31, 2011 to the NEOs, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. All of such restricted stock awards vest in equal annual installments over a three-year period (assuming continued employment), subject to the terms and conditions of the applicable restricted stock award agreements. All restricted stock awards with a March 11, 2011 grant date represent awards earned under the 2010 supplemental incentive plan.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table reflects outstanding option awards classified as exercisable, unexercisable and unearned as of December 31, 2011 for each of the NEOs. The table also reflects unvested restricted stock and unearned equity incentive plan awards held by each of the NEOs, assuming a market value of $21.54 per share, the closing price of Quanta’s common stock on December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Colson	—	—	—	—	—	127,894	(1)	2,754,837	—	—
James F. O’Neil III	—	—	—	—	—	48,003	(2)	1,033,985	—	—
James H. Haddox	—	—	—	—	—	36,071	(3)	776,969	—	—
Kenneth W. Trawick	—	—	—	—	—	29,311	(4)	631,359	—	—
Earl C. Austin, Jr.	—	—	—	—	—	30,865	(5)	664,832	—	—
Derrick A. Jensen	—	—	—	—	—	21,633	(6)	465,975	—	—

(1)	Includes (i) 71,269 shares of restricted stock that vested on February 28, 2012; (ii) 40,819 shares of restricted stock that vest on February 28, 2013; and (iii) 15,806 shares of restricted stock that vest on February 28, 2014.

(2)	Includes (i) 19,028 shares of restricted stock that vested on February 28, 2012; (ii) 4,241 shares of restricted stock that vest on May 28, 2012; (iii) 11,600 shares of restricted stock that vest on February 28, 2013; (iv) 4,241 shares of restricted stock that vest on May 28, 2013; (v) 4,652 shares of restricted stock that vest on February 28, 2014; and (vi) 4,241 shares of restricted stock that vest on May 28, 2014.

(3)	Includes (i) 20,246 shares of restricted stock that vested on February 28, 2012; (ii) 11,434 shares of restricted stock that vest on February 28, 2013; and (iii) 4,391 shares of restricted stock that vest on February 28, 2014.

(4)	Includes (i) 16,540 shares of restricted stock that vested on February 28, 2012; (ii) 9,189 shares of restricted stock that vest on February 28, 2013; and (iii) 3,582 shares of restricted stock that vest on February 28, 2014.

(5)	Includes (i) 14,018 shares of restricted stock that vested on February 28, 2012; (ii) 3,645 shares of restricted stock that vest on November 28, 2012; (iii) 9,525 shares of restricted stock that vest on February 28, 2013; and (iv) 3,677 shares of restricted stock that vest on February 28, 2014.

(6)	Includes (i) 9,212 shares of restricted stock that vested on February 28, 2012; (ii) 1,463 shares of restricted stock that vest on May 28, 2012; (iii) 5,688 shares of restricted stock that vest on February 28, 2013; (iv) 1,462 shares of restricted stock that vest on May 28, 2013; (v) 2,345 shares of restricted stock that vest on February 28, 2014; and (vi) 1,463 shares of restricted stock that vest on May 28, 2014.

2011 Options Exercised and Stock Vested Table

The following table reflects certain information regarding the exercise of options and the vesting of stock awards by each of our NEOs during the 2011 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
John R. Colson	—	—	77,447	1,893,747
James F. O’Neil III	—	—	18,794	418,730
James H. Haddox	—	—	23,823	530,776
Kenneth W. Trawick	—	—	18,404	410,041
Earl C. Austin, Jr.	—	—	16,882	294,920
Derrick A. Jensen	—	—	12,044	268,340

(1)	Shares acquired on vesting include shares of restricted stock for which restrictions lapsed during fiscal 2011. An aggregate of 3,645 shares held by Earl C. Austin, Jr. vested on November 28, 2011, and the fair market value of our common stock as of 12:01 a.m. on that date was $18.87 per share. All of the remaining shares vested on February 28, 2011, and the fair market value of our common stock as of 12:01 a.m. on that date was $22.28 per share.

(2)	The value realized reflects the taxable value to the NEO as of the date of the vesting of restricted stock. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock associated with the vesting occurrence.

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation to consist of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at market levels and is designed to provide a steady income regardless of Quanta’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation, which are described in detail above, are generally designed to reward both short-term and long-term corporate and individual performance as measured under several performance metrics. For short-term performance, our annual incentive plan awards bonuses based on the achievement by Quanta of a certain annual operating income goal. For long-term performance, our supplemental incentive plan awards bonuses based on the achievement by Quanta of a certain annual return on equity goal as well as on the achievement by the individual plan participant of certain strategic goals. Restricted stock generally awarded under our supplemental incentive plan vests over three years in equal annual installments, which the Compensation Committee believes encourages plan participants to focus on sustained stock appreciation and promotes retention of key employees. The Compensation Committee believes that these variable elements of compensation are a sufficient percentage (generally greater than 50%) of overall compensation to motivate plan participants to produce superior short-term and long-term corporate results, while the fixed element is also sufficiently high that plan participants are not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee also structures executive compensation at the operating unit level to consist of both fixed and variable compensation. The variable portions of compensation are generally designed to reward both short-term and long-term operating unit and individual performance as measured under several performance metrics. For short-term performance, our operating unit annual incentive plan awards bonuses based on the achievement by a particular operating unit of an annual operating income goal and certain safety goals, as well as achievement by the individual plan participant of certain strategic goals. For long-term performance, our operating unit supplemental incentive plan awards bonuses based on the achievement by a particular operating unit of a certain annual modified return on asset goal. The Compensation Committee believes that these elements of compensation achieve objectives similar to those under our corporate incentive plans.

•

As operating income, return on equity and, at the operating unit level, modified return on assets are the financial performance measures for determining incentive payments under our incentive plans, the Compensation Committee believes plan participants are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures which may incentivize management to enter into projects without regard to cost structure. Further, Quanta has strict internal controls with respect to capital expenditures as well as bid and project approvals, which are designed to prevent an individual from entering into projects that do not meet certain requirements. If performance goals are not met at the threshold level, there are generally no payouts under our incentive plans (excluding the individual strategic goal and safety goal components of our incentive plans). In addition, the strategic goals approved for each plan participant are aligned with Quanta’s short-term and long-term operating and strategic plans, and are designed to achieve a proper risk/reward balance without encouraging unnecessary or excessive risk taking.

•

The Compensation Committee caps awards under our annual and supplemental incentive plans, which the Compensation Committee believes also mitigates excessive risk taking. Therefore, even if Quanta or the operating unit, as applicable, and the individual dramatically exceed their respective performance goals, awards are limited. If performance falls significantly short of expectations, no awards will be made.

•

Quanta has strict internal controls over the measurement and calculation of performance goals under our incentive plans, which are designed to keep it from being susceptible to manipulation by any employee. In addition, all of our employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

The Compensation Committee believes that the combination of operating income and ROE/ROA financial goals (through our corporate and operating unit annual incentive plans) and extended exposure to stock price performance (through our equity compensation program and stock ownership guidelines) provides an appropriate balance and discourages excessive risk taking. For example, even if plan participants could inappropriately increase Quanta’s operating income (as defined under the corporate or operating unit annual incentive plan, as applicable) by excessive expense reductions or by abandoning less profitable revenue sources, this could be detrimental to Quanta in the long term and would be discouraged under our compensation program because it would ultimately harm our stock price and the value of their equity awards. Likewise, if plan participants were to add revenue sources at low margins in an attempt to generate a higher growth company multiple and increased stock prices, it could decrease operating income and the value of their cash bonuses under the annual incentive plan.

•

The Board has adopted stock ownership guidelines, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta stock.

•

The broad structure of our corporate incentive plans has not significantly changed for several years, and the Compensation Committee is not aware of any evidence that it encourages unnecessary or excessive risk taking.

Fees of the Compensation Committee Consultant

As discussed in “Use of Compensation Benchmarking Studies and Published Compensation Survey Data” above, the Compensation Committee independently retained E&Y in 2011 to provide advice on the amount and form of executive compensation. E&Y was also engaged to provide certain additional services to Quanta. The aggregate fees billed by E&Y for services performed during 2011 were as follows:

•

$163,929 for (i) services for the Compensation Committee regarding executive compensation and executive succession matters, such as providing benchmarking data, reviewing Quanta’s incentive compensation plans, providing excise tax calculations for proxy statement disclosure, and participating in certain Compensation Committee meetings, and (ii) services for the Governance and Nominating Committee regarding director and executive officer stock ownership, such as providing benchmarking data and reviewing Quanta’s stock ownership guidelines;

•

$137,475 for tax advisory services provided to Quanta, including (i) state tax modeling, (ii) federal on-call engagements, and (iii) documentation and testing services related to Quanta’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	$652,968 for transaction advisory services provided to Quanta, including due diligence, in connection with various business acquisitions; and

•	$141,384 for valuation services provided to Quanta in connection with several business acquisitions.

The Compensation Committee approved the services and related fees above to the extent related to executive compensation. The Compensation Committee did not review or approve the other services provided by E&Y to Quanta, as the decision to engage E&Y to perform these other services was made by another Board committee or by management in the normal course of business.

Equity Compensation Plan Information

The material features of our equity compensation plans are described in Note 11 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Form 10-K for the year ended December 31, 2011. The following table sets forth information as of December 31, 2011 with respect to our equity compensation plans, all of which have received stockholder approval.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	462,414	(1)	$12.15	11,727,034	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	462,414	(1)	$12.15	11,727,034	(2)

(1)	Includes 430,814 options with a weighted-average exercise price of $12.34 that were assumed in connection with Quanta’s acquisition of InfraSource on August 30, 2007.

(2)	Includes 151,997 shares of common stock issuable as of December 31, 2011 under the 2007 Stock Incentive Plan, which provides that the aggregate amount of common stock with respect to which stock options or restricted stock may be awarded may not exceed 4,000,000 shares, and 11,575,037 shares of common stock issuable as of December 31, 2011 under the 2011 Omnibus Equity Incentive Plan, which provides that the aggregate amount of common stock with respect to which equity awards may be granted may not exceed 11,750,000 shares.

Potential Payments upon Termination or Change in Control

Employment and Separation Agreements

Each NEO was party to an employment agreement (as amended, an “Employment Agreement”) during the 2011 fiscal year. In connection with Mr. Colson’s transition to the role of Executive Chairman and the promotion of Mr. O’Neil to President and Chief Executive Officer, as described above in “Compensation Discussion and Analysis — Executive Compensation Decisions for the 2011 Performance Year — Executive Succession Matters,” the Compensation Committee determined the employment terms reflected in new Employment Agreements with Messrs. Colson and O’Neil upon assuming their new roles effective May 19, 2011. The discussion below addresses the Employment Agreements that were in effect as of December 31, 2011 with respect to Messrs. Colson, O’Neil and our other NEOs.

The Employment Agreements with Messrs. Colson and O’Neil have an initial term of two years that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months prior written notice of non-renewal. The Employment Agreements with the remaining NEOs renew automatically each year for an additional one-year term. Under the Employment Agreements, the applicable NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of two years thereafter with respect to Messrs. Colson and O’Neil, or one year thereafter with respect to the remaining NEOs, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies Mr. Colson or Mr. O’Neil that it will not renew his Employment

Agreement and he remains employed through the end of the employment term, the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the NEO’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements). In addition, the Employment Agreements entitle the executives to certain payments upon other events associated with a change in control.

Upon termination of employment, each applicable NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, and with respect only to Messrs. Haddox, Trawick and Jensen, any gross-up payments for related excise taxes. The Employment Agreements for Messrs. Colson, O’Neil and Austin do not contain excise tax gross-up provisions, as the Compensation Committee no longer offered this benefit when Quanta entered into these agreements in 2010 and 2011. In the event Messrs. Colson, O’Neil or Austin become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments shall be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction. Under the Employment Agreements in effect during 2011 with Messrs. Haddox, Trawick and Jensen, if benefits to which the applicable NEOs become entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code, then the NEOs generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment.

Additionally, termination of employment and change in control events entitle applicable NEOs to severance payments and other benefits under the respective Employment Agreements as set forth below:

Termination or Change in Control Event	Potential Payments
	Colson / O’Neil	Haddox / Trawick / Austin / Jensen
Termination upon death	None	None

Termination upon disability	Lump-sum payment of one year base salary, subject to such NEO’s execution of a waiver and release agreement	Lump-sum payment of one year base salary at the rate then in effect (and with respect to Mr. Austin only, subject to execution of a waiver and release agreement)

Termination by Quanta for cause	None	None

Resignation or voluntary termination by the executive	None	None

Termination by Quanta without cause (other than within 12 months
following a change in control)	Lump-sum payment of two years of base salary, subject to such NEO’s execution of a waiver and release agreement	Lump-sum payment of one year base salary at the rate then in effect (and with respect to Messrs. Haddox and Austin only, subject to execution of a waiver and release agreement)

Termination or Change in Control Event	Potential Payments
	Colson / O’Neil	Haddox / Trawick / Austin / Jensen

Termination by Quanta without cause within 12 months following a change in control

Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash bonus paid for the three preceding years or the target annual cash bonus payable for the current year, and continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

For Messrs. Haddox and Trawick only, lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash bonus paid for the three preceding years or the annual cash bonus payable for the current year (annualized), and continuation of employee and dependent welfare benefit plan coverage for three years

For Mr. Austin only, lump-sum payment equal to three times annual base salary plus three times the highest annual cash bonus paid for the three preceding years, and continuation of employee and dependent welfare benefit plan coverage for three years

For Mr. Jensen only, lump-sum payment equal to three times annual base salary

Termination by executive for good reason within 12 months following
a change in control	Same as termination without cause within 12 months following a change in control	Same as termination without cause within 12 months following a change in control

Successor in change in control fails to timely assume Quanta’s obligations under the Employment
Agreement	None, but executive may be entitled to terminate his employment for good reason	For Messrs. Haddox, Trawick and Jensen only, same as termination without cause within 12 months following a change in control, but actual termination of employment is not required to trigger payment

None with respect to Mr. Austin

Change in Control.    Under the Employment Agreements of Messrs. Colson and O’Neil, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

Under the Employment Agreements of Messrs. Haddox, Trawick, Austin and Jensen, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board, (iii) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets, or (iv) with respect to Messrs. Trawick, Austin and Jensen only, the stockholders approve a merger, consolidation or reorganization of Quanta, or consummation of any such transaction if stockholder approval is not obtained, unless at least 50% (for Messrs. Trawick and Austin) or 75% (for Mr. Jensen) of the total voting securities of the surviving entity outstanding immediately after such transaction are beneficially owned by at least 50% (for Messrs. Trawick and Austin) or 75% (for Mr. Jensen) of the holders of outstanding voting securities of Quanta immediately prior to the transaction.

Cause. The Employment Agreements of Messrs. Colson and O’Neil generally define cause as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues for five business days after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violation of Quanta’s policies or procedures, if not cured within five business days following written notice, (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement if not cured within five business days following written notice.

The Employment Agreements of Messrs. Haddox, Trawick and Jensen generally define cause as the executive’s (i) willful, material and irreparable breach of the Employment Agreement, (ii) continuing gross negligence in the performance of or intentional nonperformance or inattention to material duties after notice of the same is given, (iii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iv) conviction of a felony, or (v) chronic alcohol or illegal drug abuse.

With respect to Mr. Austin, cause is generally defined as the executive’s (i) continuing failure or refusal to follow reasonable directives of his supervisor or the Board if not cured after notice is given, (ii) willful and continued failure to substantially perform his duties if not cured after notice is given, (iii) violation of Quanta’s policies or procedures if not cured following written notice, (iv) engaging in conduct which is materially and demonstrably injurious to Quanta, (v) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (vi) use of illegal substances or habitual drunkenness, (vii) breach of the Employment Agreement if not cured within five business days following written notice, or (viii) repeated or continuous acts of gross neglect or gross or willful misconduct directly relating to Quanta’s business.

Good Reason. The Employment Agreements of Messrs. Colson and O’Neil generally define good reason as (a) to the extent occurring within twelve months following a change in control, (i) the assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (ii) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate to another geographic location, (iii) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (iv) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, (v) the executive’s receipt of notice of termination or non-renewal from the employer; or (b) the failure of the successor in a pending change in control to timely assume in writing the employer’s obligations under the Employment Agreement.

Good reason exists under the Employment Agreements of Messrs. Haddox, Trawick and Jensen if, within twelve months following a change in control, the executive is offered a “lesser position” (as defined in each Employment Agreement) or is required to relocate to another geographic location. Additionally, Mr. Haddox will be entitled to receive the same severance payment and welfare benefits as upon termination by the executive for good reason within twelve months following a change in control if, during any change in control situation, he elects to terminate his employment at least 5 days prior to the closing of the anticipated transaction giving rise to the change in control.

The Employment Agreement of Mr. Austin generally defines good reason as, to the extent occurring within twelve months following a change in control, (i) the assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (ii) any requirement that the executive relocate to another geographic location, (iii) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, or (iv) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given.

Equity Incentive Plans

Generally, subject to the provisions of the particular restricted stock award agreement, unvested shares of restricted stock granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. Unvested shares of restricted stock generally become vested, and forfeiture restrictions lapse, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2007 Stock Incentive Plan (the “2007 Plan”) or the 2011 Omnibus Equity Incentive Plan (the “2011 Plan”), as applicable). Generally, options outstanding under Quanta’s equity incentive plans may be exercised following a participant’s termination of service only to the extent provided in the option agreement. Upon a change in control, outstanding options generally become immediately exercisable and are released from any repurchase or forfeiture rights.

Under the 2007 Plan, a change in control is generally defined as the occurrence of any of the following events: (i) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other business combination, a majority of the Board as of the date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving entity is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities, or (v) Quanta transfers substantially all of its assets to an entity that is not controlled by Quanta.

Under the 2011 Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. The amounts shown assume that termination or change in control occurred on December 31, 2011, assuming a market value for Quanta common stock of $21.54 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Termination by Quanta for Cause or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta without Cause (No Change in Control)
John R. Colson	Severance	$—	$874,100	$—	$1,748,200
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	2,754,837	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$2,754,837	$874,100	$—	$1,748,200

James F. O’Neil III	Severance	$—	$750,000	$—	$1,500,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	1,033,985	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$1,033,985	$750,000	$—	$1,500,000

James H. Haddox	Severance	$—	$524,460	$—	$524,460
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	776,969	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$776,969	$524,460	$—	$524,460

Kenneth W. Trawick	Severance	$—	$480,755	$—	$480,755
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	631,359	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$631,359	$480,755	$—	$480,755

Earl C. Austin, Jr.	Severance	$—	$475,000	$—	$475,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	664,832	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$664,832	$475,000	$—	$475,000

Derrick A. Jensen	Severance	$—	$325,000	$—	$325,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	465,975	—	—	—
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$465,975	$325,000	$—	$325,000

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2012 and the estimated costs of premiums for 2013 and 2014.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2011 that would vest upon occurrence of the event.

(3)	The excise tax gross up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

Name	Benefit	Termination by Executive Pending a Change in Control	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)	Termination by Quanta without Cause within 12 Months Following a Change in Control(4)	Termination by Executive for Good Reason within 12 Months Following a Change in Control(4)
John R. Colson	Severance	$—	$—	5,372,700	$5,372,700
	Welfare Benefits(1)	—	—	46,870	46,870
	Equity Benefit(2)	—	2,754,837	2,754,837	2,754,837
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$—	$2,754,837	8,174,407	$8,174,407

James F. O’Neil III	Severance	$—	$—	4,500,000	$4,500,000
	Welfare Benefits(1)	—	—	60,978	60,978
	Equity Benefit(2)	—	1,033,985	1,033,985	1,033,985
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$—	$1,033,985	5,594,963	$5,594,963

James H. Haddox	Severance	$3,058,596	$3,058,596	3,058,596	$3,058,596
	Welfare Benefits(1)	46,870	46,870	46,870	46,870
	Equity Benefit(2)	—	776,969	776,969	776,969
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$3,105,466	$3,882,435	3,882,435	$3,882,435

Kenneth W. Trawick	Severance	$—	$2,803,713	2,803,713	$2,803,713
	Welfare Benefits(1)	—	46,870	46,870	46,870
	Equity Benefit(2)	—	631,359	631,359	631,359
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$—	$3,481,942	3,481,942	$3,481,942

Earl C. Austin, Jr.	Severance	$—	$—	3,022,050	$3,022,050
	Welfare Benefits(1)	—	—	60,978	60,978
	Equity Benefit(2)	—	664,832	664,832	664,832
	Gross Up/(Cut-back)(3)	—	—	(573,155)	(573,155)

	Total	$—	$664,832	3,174,705	$3,174,705

Derrick A. Jensen	Severance	$—	$975,000	975,000	$975,000
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	—	465,975	465,975	465,975
	Gross Up/(Cut-back)(3)	—	—	—	—

	Total	$—	$1,440,975	1,440,975	$1,440,975

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2012 and the estimated costs of premiums for 2013 and 2014.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2011 that would vest upon occurrence of the event.

(3)	The excise tax gross up would be an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax.

(4)	With respect to termination by Quanta without cause within 12 months following a change in control, and with respect to termination by the executive for good reason within 12 months following a change in control, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon termination of employment.

CERTAIN TRANSACTIONS

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., a general partnership of which Earl C. Austin, Jr., one of our executive officers, is a general partner and 50% owner. These leases have various terms through September 2016, and as of December 31, 2011, provided for aggregate remaining lease obligations of $1,397,460 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin, which as of December 31, 2011, provided for aggregate remaining lease obligations of $665,419 through the conclusion of the lease term in August 2016. Further, North Houston is a party to a facility lease with Mr. Austin’s father, which as of December 31, 2011, provided for aggregate remaining lease obligations of $831,774 through the conclusion of the lease term in August 2016. These leases relate to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. We believe that the rental rates of the above leases do not exceed fair market value.

North Houston employed Earl C. Austin, the father of Earl C. Austin, Jr., one of our executive officers, during 2011. North Houston paid Earl C. Austin an aggregate of $583,799 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2011. In addition, during 2011, we granted to Earl C. Austin 3,746 shares of restricted stock, with a grant date fair value of $83,686, vesting in three equal annual installments beginning in February 2012. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2011. North Houston’s employment of Earl C. Austin predated Quanta’s acquisition of North Houston in 2001.

Trawick Construction Company, Inc. (“Trawick Construction”), one of our wholly-owned subsidiaries, employed Doug Trawick and Matthew Trawick, the brother and son, respectively, of Kenneth W. Trawick, one of our executive officers, during 2011. Trawick Construction paid Doug Trawick an aggregate of $374,256 and Mathew Trawick an aggregate of $233,316 in salary, non-equity incentive bonus, health and welfare coverage, 401(k) plan matching contributions and vehicle allowances for 2011. In addition, during 2011, we granted to Doug Trawick 792 shares of restricted stock with a grant date fair value of $17,693, and to Matthew Trawick 896 shares of restricted stock with a grant date fair value of $19,990, vesting in three equal annual installments beginning in February 2012. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2011. Trawick Construction’s employment of Doug Trawick and Matthew Trawick, respectively, predated Quanta’s acquisition of Trawick Construction in 1999.

Mears Group, Inc. (“Mears”), a wholly-owned subsidiary of Quanta, employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, during 2011. Mears paid Travis Grindstaff an aggregate of $128,504 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2011. In addition, during 2011, we granted to Travis Grindstaff 560 shares of restricted stock, with a grant date fair value of $12,510, vesting in three equal annual installments beginning in February 2012. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2011.

Valard Construction Ltd. (“Valard Ltd.”), an affiliate of Valard Construction LP (“Valard”) and a wholly-owned subsidiary of Quanta, is a party to certain facility leases with 964125 Alberta Ltd., a corporation controlled by the spouse of Victor Budzinski, holder in a trustee capacity of the single outstanding share of Quanta’s Series F Preferred Stock. These leases have terms expiring October 24, 2015, and as of December 31, 2011, provided for aggregate remaining lease obligations of $2,158,444 through the conclusion of the lease terms. These leases relate to facilities that were occupied by Valard Ltd. when Quanta acquired Valard Ltd. in 2010. We believe that the rental rates of the above leases do not exceed fair market value.

In addition, Valard Ltd. and Valard rent temporary camp housing facilities from 964125 Alberta Ltd. for certain crews working in remote areas at a rate of $40 per person per day plus the cost of moving and setting up the camps. Valard Ltd. and Valard also rent office and wellsite trailers from 964125 Alberta Ltd. at a rate of

$1,000 and $1,500 per month, respectively. Valard Ltd. also leases certain personal property, including 3 trucks, from 654545 Alberta Ltd., a corporation controlled by Victor Budzinski’s spouse, at a rate of $1,400 per month.

Valard occasionally secures from Bram Consulting Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction foreman, for $62 per hour, and the lease of certain personal property, including a track-hoe, at the rate of $6,000 per month. Valard occasionally secures from Klondike Recreational Rentals Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain materials management services at the rate of $52 per hour.

Valard Ltd. employed Victor Budzinski during 2011 and paid him an aggregate of $352,565 in salary, bonus, health and welfare coverage and retirement plan contributions in 2011. Valard employed Adam Budzinski, the son of Victor Budzinski, and Maureen Budzinski, the sister of Victor Budzinski, during 2011 and paid them an aggregate of $310,642 and $143,693, respectively, in salary, bonus, health and welfare coverage and retirement plan contributions in 2011. Valard Ltd.’s employment of Victor Budzinski and Valard’s employment of Adam Budzinski and Maureen Budzinski predated Quanta’s acquisition of Valard and its affiliates in 2010.

Quanta employed David J. Ball, the son of James R. Ball, one of our directors, during 2011. Quanta paid David Ball an aggregate of $119,206 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2011. In addition, during 2011, we granted to David Ball 354 shares of restricted stock, with a grant date fair value of $7,908, vesting in three equal annual installments beginning in February 2012. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2011.

Review of Related Party Transactions

We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving any of our directors, director nominees, executive officers, beneficial owners of greater than five percent of any class of our voting securities and any immediate family members of the foregoing require the pre-approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta and does not pose an actual conflict of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2011, all of our directors and executive officers were in compliance with the applicable filing requirements.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman

Ralph R. DiSibio

Vincent D. Foster

Bruce Ranck

REPORT FROM THE AUDIT COMMITTEE

The Audit Committee is composed of four independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Bernard Fried, Chairman

James R. Ball

J. Michal Conaway

Worthing F. Jackman

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2011 and 2010:

	2011	2010
Audit Fees(1)	$2,258,790	$1,776,529
Audit-Related Fees(2)	171,180	799,719
Tax Fees	70,343	20,000
All Other Fees(3)	2,869	2,573

Total	$2,503,182	$2,598,821

(1)	Represents fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, reviews of documents filed with the SEC, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and the financial statement audit of one of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)	Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards, fees related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential international ventures, fees related to consultations in connection with Quanta’s correspondence with the SEC or other regulatory authorities, and consultation fees related to the implementation of information technology solutions, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)	Represents fees for an accounting research software tool.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP. During 2011, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. PricewaterhouseCoopers LLP has served as our independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock and Series F Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote to approve the compensation of Quanta’s NEOs, as described in “Executive Compensation and Other Matters” above, including “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement.

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the NEOs, as set forth herein under “Executive Compensation — Summary Compensation Table.” Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure.

Quanta’s compensation philosophy is designed to align our NEOs’ incentives with short-term and long-term stockholder value creation; to attract, motivate and retain the best possible executive officer talent; to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and to promote an ownership culture. Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to both individual and company performance, with approximately two-thirds of target total direct compensation of NEOs each year being “at-risk” and, therefore, dependent upon performance against individual and company incentive targets. Moreover, equity-based awards provide an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to award superior performance and provide consequences for underperformance. The individual and company short-term and long-term performance goals against which we measured performance were partially met in 2011, resulting in below-target awards to each NEO. Despite reduced incentive payouts in 2011 due to overall performance being below target, equity-based incentive awards for 2011 nevertheless represented a substantial portion of executive compensation as a percentage of total direct compensation (base, short-term cash incentive and long-term equity incentive). Specifically:

•

Approximately 75% of target total direct compensation in 2011 for the Executive Chairman, 73% for the Chief Executive Officer, and 65%, on average for the remaining NEOs, was “at risk” performance-based compensation.

•	The total direct compensation paid for 2011 consisted of equity, base salary and short-term incentive as follows:

	Executive Chairman	CEO	Other NEOs (on average)
Equity	51%	44%	38%
Base salary	37%	42%	48%
Short-term incentive	12%	14%	14%

•

For 2011, the actual total direct compensation of Messrs. O’Neil, Haddox, Trawick, Austin and Jensen was approximately 59%, 28%, 32%, 30% and 40%, respectively, below the median target direct total compensation for comparable positions within our peer group, and Mr. Colson’s compensation was not benchmarked. The Compensation Committee believes that the actual total direct compensation for 2011 for Quanta’s NEOs is appropriate considering that Quanta did not fully achieve its financial performance goals and the individuals did not fully achieve their individual strategic goals for the 2011 performance year.

The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, Quanta:

•	does not provide supplemental retirement benefits or non-qualified deferred compensation plans for the NEOs;

•	has incentive plans that discourage undue risk and align executive rewards with short-term and long-term company performance; and

•	encourages executives to have a meaningful ownership interest in the company and regularly reviews the NEOs’ holdings of Quanta common stock against pre-established ownership guidelines.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2012 Annual Meeting of Stockholders, including without limitation, the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, is hereby APPROVED.”

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock and Series F Preferred Stock, voting together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors for the 2013 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in our proxy materials for our 2013 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 11, 2012. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2013 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 17, 2013 and not later than February 16, 2013 (unless the 2013 annual meeting date is before April 17 or after July 26, in which case we must receive such notice not earlier than 120 days before such annual meeting date and not later than the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2013 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 6, 2013, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2013 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2013 annual meeting of stockholders.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by Quanta. Quanta has not engaged an outside proxy solicitor for the annual meeting. The costs of soliciting proxies on the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common stock.

Other Matters

As of the date of this proxy statement, the Board does not know of any other matter that will be brought before the annual meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. Quanta undertakes to promptly deliver a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement or annual report now or in the future, or stockholders sharing an address who are receiving multiple copies of the proxy statement or annual report and wish to receive a single copy of these documents, should notify Quanta by contacting our Investor Relations Department in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at 713-629-7600.

By Order of the Board of Directors,
Carolyn M. Campbell
Corporate Secretary

Houston, Texas

April 10, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 17, 2012

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i Please Detach and Mail in the Envelope Provided i

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 17, 2012

The Notice, Proxy Statement and 2011 Annual Report to Stockholders are available at www.proxyvote.com.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 17, 2012, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 10, 2012 and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Series F Preferred Stock).

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, AND “FOR” PROPOSAL NOS. 2 and 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 17, 2012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

	For	Against	Abstain

1. Election of Directors
Nominees:

James R. Ball	☐	☐	☐
John R. Colson	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Ralph R. DiSibio	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Pat Wood, III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐

3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature:	Date:	Signature:	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the stockholder is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series F Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 17, 2012, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed herein and as more particularly described in the Proxy Statement of the Company dated April 10, 2012 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series F Preferred Stock is entitled to cast.

THE SHARE OF SERIES F PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSAL NOS. 2 AND 3.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 17, 2012

The Notice, Proxy Statement and 2011 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES F PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

	For	Against	Abstain

1. Election of Directors
Nominees:

James R. Ball	☐	☐	☐
John R. Colson	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Ralph R. DiSibio	☐	☐	☐
Vincent D. Foster	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Pat Wood, III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐

3. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:	Number of Votes to be Cast as indicated herein:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the stockholder is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.